Exhibit 99.9

PO BOX 8016, Cary, NC 27512-9916 Your vote is important! plaese vote by: INTERNET Go To: www.proxypush.com/VGAC Cast your vote online: Have your Proxy Card ready. Follow the simple instructions to record your vote, OR, Scan the QR code below, follow the instructions PHONE Call 1-855-601-5118 Use any touch-tone telephone. Have your Proxy Card ready. Follow the simple recorded instructions. MAIL Mark, sign and date your Proxy Card. Fold and return your Proxy Card in the postage-paid envelope provided with the address below showing through the window. ATTEND THE VIRTUAL MEETING You can register to attend and vote at the virtual Special Meeting at www.proxydocs.com/VGAC and follow the instructions PROXY TABULATOR PO BOX 8035 CARY, NC 27512-9916 Please fold here—Do not separate VG Acquisition Corp. Special Meeting of Stockholders June 10, 2021 10:00 a.m. Special Meeting to be held live via the Internet. Please visit www.proxydocs.com/VGAC This proxy is solicited on behalf of the Management The undersigned hereby appoints Josh Bayliss and Evan Lovell, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of VG Acquisition Corp. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (below) and return this card. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. You must register to attend the meeting online and/or participate at www.proxydocs.com/VGAC (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person indicating title.) Signature Date Signature Date Scan code for mobile voting PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE PXY-VGA-V2

MANAGEMENT RECOMMENDS A VOTE FOR ON PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 AND 13. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: 1. The Business Combination Proposal—RESOLVED, as an ordinary resolution, that VGAC’s entry into that certain Agreement and Plan of Merger, dated as of February 4, 2021, as amended February 13, 2021 and March 25, 2021 (as may be amended, supplemented, or otherwise modified from time to time, the “Merger Agreement”), by and among VGAC, Chrome Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of VGAC (“VGAC Merger Sub”), and 23andMe, Inc., a Delaware corporation (“23andMe”), a copy of which is attached to the proxy statement/consent solicitation statement/prospectus as Annex A, pursuant to which, among other things, following the de-registration of VGAC as an exempted company in the Cayman Islands and the continuation and domestication of VGAC as a corporation in the State of Delaware with the name “23andMe Holding Co.,” (a) VGAC Merger Sub will merge with and into 23andMe (the “Merger”), with 23andMe as the surviving company in the Merger and, after giving effect to such Merger, 23andMe shall be a wholly owned direct subsidiary of VGAC, and (b) in accordance with the terms and subject to the conditions of the Merger Agreement, at the time at which the Merger becomes effective (the “Effective Time”), based on an implied equity value of $3.6 billion, (i) each share of 23andMe Class A common stock (other than dissenting shares) will be canceled and converted into the right to receive the applicable portion of the merger consideration comprised of shares of Class A common stock, par value $0.0001 per share, of New 23andMe (the “New 23andMe Class A Common Stock”), as determined in the Merger Agreement (the “Share Conversion Ratio”), (ii) each share of 23andMe Class B common stock (other than dissenting shares) will be canceled and converted into the right to receive the applicable portion of the merger consideration comprised of shares of Class B common stock, par value $0.0001 per share, of New 23andMe (the “New 23andMe Class B Common Stock”), as determined pursuant to the Share Conversion Ratio, (iii) each share of 23andMe preferred stock will be converted into shares of 23andMe Class B common stock immediately prior to the consummation of the Merger and such shares of 23andMe Class B common stock will be canceled and converted into the right to receive the applicable portion of the merger consideration comprised of New 23andMe Class B Common Stock, as determined pursuant to the Share Conversion Ratio, and (iv) each outstanding option to purchase 23andMe Class A Common Stock and 23andMe Class B Common Stock (whether vested or unvested) will be assumed by VGAC and converted into comparable options that are exercisable for shares of New 23andMe Class A Common Stock, with a value determined in accordance with the Share Conversion Ratio (and, with regard to options that are intended to qualify as “incentive stock options” under Section 422 of the Code, in a manner compliant with Section 424(a) of the Code). The implied equity value of $3.6 billion includes the value of the options exercisable for shares of New 23andMe Class A Common Stock that are issued in respect of vested options to purchase 23andMe Class A Common Stock and 23andMe Class B Common Stock but excludes the value of the options exercisable for shares of New 23andMe Class A Common Stock that are issued in respect of unvested options to purchase 23andMe Class A Common Stock and 23andMe Class B Common Stock. 2. The Domestication Proposal—RESOLVED, as a special resolution, that VGAC be transferred by way of continuation to Delaware pursuant to Part XII of the Companies Act (As Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware (“DGCL”) and, immediately upon being de-registered in the Cayman Islands, VGAC be continued and domesticated as a corporation under the laws of the State of Delaware and, conditioned upon, and with effect from, the registration of VGAC as a corporation in the State of Delaware, the name of VGAC be changed from “VG Acquisition Corp.” to “23andMe Holding Co.” be approved. 3. Charter Amendment Proposal—RESOLVED, as a special resolution, that the existing amended and restated memorandum and articles of association of VGAC (together, the “Existing Governing Documents”) be amended and restated by the deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation, a copy of which is attached to the proxy statement/consent solicitation statement/prospectus as Annex E (the “Proposed Certificate of Incorporation”) and the proposed new bylaws, a copy of which is attached to the proxy statement/consent solicitation statement/ prospectus as Annex F (the “Proposed Bylaws”) of “23andMe Holding Co.” upon the Domestication, be approved as the certificate of incorporation and bylaws, respectively, of 23andMe Holding Co., effective upon the effectiveness of the Domestication. 4. Governing Documents Proposal A—RESOLVED, as a non-binding, advisory resolution, that the change in the authorized share capital of VGAC from (i) US $22,100 divided into 200,000,000 Class A ordinary shares, par value $0.0001 per share, (ii) 20,000,000 Class B ordinary shares, par value $0.0001 per share, and (iii) 1,000,000 preference shares, par value $0.0001 per share, to (a) 1,140,000,000 shares of New 23andMe Class A Common Stock, (b) 350,000,000 shares of New 23andMe Class B Common Stock, and (c) 10,000,000 shares of preferred stock, par value $0.0001 per share, of New 23andMe (the “New 23andMe Preferred Stock”). 5. Governing Documents Proposal B—RESOLVED, as a non-binding, advisory resolution, that the authorization to the board of directors of New 23andMe (the “New 23andMe Board”) to issue any or all shares of New 23andMe Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the New 23andMe Board and as may be permitted by the DGCL be approved. 6. Governing Documents Proposal C—RESOLVED, as a non-binding, advisory resolution, that the amendment and restatement of the Existing Governing Documents be approved and that all other immaterial changes necessary or, as mutually agreed in good faith by VGAC and 23andMe, desirable in connection with the replacement of the Existing Governing Documents with the Proposed Certificate of Incorporation and Proposed Bylaws as part of the Domestication (copies of which are attached to the accompanying proxy statement/consent solicitation statement/prospectus as Annex E and Annex F, respectively), including (i) changing the post-Business Combination corporate name from “VG Acquisition Corp.” to “23andMe Holding Co.” (which is expected to occur upon the consummation of the Domestication), (ii) making New 23andMe’s corporate existence perpetual, (iii) adopting Delaware as the exclusive forum for certain stockholder litigation and the federal district courts of the United States as the exclusive forum for litigation arising out of the Securities Act of 1933, as amended and (iv) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the Business Combination be approved. 7. Governing Documents Proposal D—RESOLVED, as a non-binding, advisory resolution, that the issuance of shares of New 23andMe Class B Common Stock, which will allow holders of New 23andMe Class B Common Stock to cast ten votes per share of New 23andMe Class B Common Stock be approved. 8. Governing Documents Proposal E—RESOLVED, as a non-binding, advisory resolution, that the election of New 23andMe to not be governed by Section 203 of the DGCL and limiting certain corporate takeovers by interested stockholders be approved. 9. The NYSE Proposal—RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of New York Stock Exchange (“NYSE”) Listing Rule 312.03, the issuance of shares of New 23andMe Class A Common Stock and shares of New 23andMe Class B Common Stock be approved. 10. The Incentive Equity Plan Proposal—RESOLVED, as an ordinary resolution, that the 23andMe Holding Co. 2021 Incentive Equity Plan, a copy of which is attached to the proxy statement/consent solicitation statement/prospectus as Annex K, be adopted and approved. 11. The ESPP Proposal—RESOLVED, as an ordinary resolution, that the 23andMe Holding Co. Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/consent solicitation statement/prospectus as Annex L, be adopted and approved. 12. The Director Election Proposal—RESOLVED, as an ordinary resolution, that the proposal to elect Roelof Botha, Patrick Chung, Richard Scheller, Neal Mohan, Anne Wojcicki, and Evan Lovell, in each case, to serve as directors of New 23andMe until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal, be adopted and approved. 13. The Adjournment Proposal—RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/consent solicitation statement/prospectus is provided to VGAC shareholders, (B) in order to solicit additional proxies from VGAC shareholders in favor of one or more of the proposals at the extraordinary general meeting, or (C) if VGAC shareholders redeem an amount of the public shares such that the condition to consummation of the Business Combination that the aggregate cash in the trust account, together with the aggregate gross proceeds from the issuance and sale of an aggregate of 25,000,000 shares of New 23andMe Class A Common Stock at a price of $10.00 per share pursuant to the Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), for aggregate gross proceeds of $250,000,000 (the “PIPE Financing”), equal no less than $500,000,000 after deducting any amounts paid to VGAC shareholders that exercise their redemption rights in connection with the Business Combination would not be satisfied, at the extraordinary general meeting be approved. PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE PXY-VGA-V2